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                                    EXHIBIT 99.10

                    1990 Key Employee Incentive Stock Option Plan


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                              RESTATEMENT AND AMENDMENT

                                   BY THE ENTIRETY

                                        OF THE

                                   DELTAPOINT, INC.

                    1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

               THIS RESTATEMENT AND AMENDMENT BY THE ENTIRETY OF THE
DELTAPOINT, INC. 1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN (the "Plan"), originally adopted by the Board of Directors (the "Board") of DELTAPOINT, INC., a California corporation (the "Company"), and approved by the Company's Shareholders effective July 1, 1990 (the "Effective Date"), is hereby restated and amended in its entirety (the "Amendment") in accordance with the terms of Paragraph 11 of the Plan, to comply with Release No. 34-28869 of the Securities and Exchange Commission ("SEC") dated February 8, 1991, to comply with recent changes to the Internal Revenue Code and to modify and add certain provisions to the Plan. This Amendment has been adopted by the Board and shall be effective June 17, 1992 (the "Amendment Date") for all purposes, subject only to being ratified by the Company's Shareholders.

        1.     PURPOSE.

               The purpose of the Plan is to promote the growth and general prosperity of the Company and its subsidiaries by permitting the Company, by grant of Options to purchase shares of its Common Stock, to attract and retain the best available personnel for positions of substantial responsibility and to provide certain key employees with an additional incentive to contribute to the success of the Company and its subsidiaries.

        2.     ADMINISTRATION.

               The Plan shall be administered by the Board of the Company or by any committee of Directors authorized by the Board to act on its behalf to administer the Plan (herein referred to as the "Committee"). (All references to the Board made herein shall include the Committee, if authorized.)

               Subject to the provisions of the Plan, the Board shall have sole authority, in its absolute discretion, to determine which of the eligible employees of the Company and its subsidiaries shall receive Options, the time when Options shall be granted, the terms and conditions of exercise of such Options (which may differ from one another), and the number of shares to be optioned. The Board shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all optionees.


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               No member of the Committee, while a member, shall be eligible to participate in this Plan. In the event that the Board does not appoint the Committee, no member of the Board shall be eligible to participate in this Plan unless the grant of an Option to such member shall be approved by the other members of the Board, a majority of whom shall not be participants in this Plan.

               Options shall be evidenced by written agreements (which need not be identical) in such form as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in the Plan and may contain such other provisions as the Board deems advisable, which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options.

               No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

        3.     STOCK TO BE OPTIONED.

               Subject to the provisions of Paragraph 12, the maximum aggregate number of shares which may be optioned and sold under the Plan is 206,290 shares of authorized, but unissued, or reacquired Common Stock of the Company. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for grants of Options under the Plan.

        4.     ELIGIBILITY.

               The Board may grant Options to any key employee of the Company, or of any of its subsidiaries presently in existence or hereinafter organized or acquired. Granting of any Option to an employee shall neither entitle the employee to, nor disqualify the employee from, participation in any other grant of Option or any other compensation plan of the Company or its subsidiaries.

        5.     SHAREHOLDER RATIFICATION.

               The Plan was adopted by the Board of the Company, contingent on Shareholder ratification within one (1) year of the date of adoption by the Board, which occurred on May 31, 1990. This Amendment has been adopted by the Board, contingent on Shareholder ratification pursuant to Subparagraph 11.1.

        6.     TERM.

               The Plan became effective as of July 1, 1990. It shall continue in effect for a term of ten (10) years until June 30, 2000, unless sooner terminated under Paragraph 11.


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        7.     VESTING OF OPTIONS.

               7.1 Options shall vest in installments. The first such installment, for 25% of the total number of option shares granted, shall vest one (1) year after the date of grant. Thereafter, the remainder of the option shares shall vest on a monthly basis over the succeeding three (3) years, in equal installments. In all such cases, the last installment shall vest not later than four (4) years after the grant of the Option. In no event shall an Option be exercised after the expiration of ten (10) years from the date of grant.

               If the Option shares are not divided into installments as provided herein, the Board may establish any date certain, not later than five
(5) years from the date of grant on which the Option shall vest.

               Subject to the further restrictions contained in this Paragraph, an Option may be exercised as installments vest and at any time thereafter with respect to all or part of the whole shares covered by such vested installments, but in no event may any Option granted under this plan be exercised later than June 29, 2010. However, if the employee receiving the Option owns, at the time the Option is granted, stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary, if any, the Board shall make such Option by its terms not exercisable after the expiration of five (5) years from the date said Option is granted.

               An Option may be exercised in accordance with this Section (subject to Paragraphs 9.0 and 10.0) as to all or any portion of the whole shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

               Notwithstanding the preceding paragraphs of this Subparagraph 7.1, in the event the Company or the Shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, a reorganization, a liquidation, or otherwise, an Option shall immediately vest with respect to the full number of shares subject to the Option. Such Option may be exercised during the period commencing on the date of such agreement and ending when the disposition of assets or stock contemplated by the agreement is consummated or the agreement is terminated.

               7.2 An Option shall be deemed exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment has been received by the Company for the shares with respect to which the Option is exercised. Notwithstanding the exercise of the Option, until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued except as provided in Paragraph 12.0.


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               7.3     An Option holder may pay for the shares under option at
the time of exercise either with cash or with stock of the Company as provided for by I.R.C. Section 422(c)(4).

        8.     OPTION PRICE.

               The Board shall establish an Option price not less than the Fair Market Value of the stock at the time such Option is granted. However, if the employee receiving the Option owns, at the time the Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, if any, the Board shall establish an Option price of not less than one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option. Notwithstanding the foregoing, the Board shall be authorized, with the written consent of the Option holder, to reprice outstanding Options which have been determined to be economically unfeasible due to a decline in the Fair Market Value; provided, however, that such repricing shall establish an Option price of not less than the Fair Market Value of the stock at the time such action is taken, and shall, in all other respects, be consistent with the terms of the Plan.

        9.     OPTION IS PERSONAL TO EMPLOYEE.

               An Option may be exercised by the employee only if the employee has been in the Continuous Employment of the Company, its subsidiaries, its parent, or its successor companies since the date of the grant of the Option; provided, however, that an Option may continue to be exercised within the earlier of sixty (60) days after (i) the day the employee ceases to be in the Continuous Employment of the Company, or (ii) the last day on which the employee was, in his or her relationship to the Company, a person subject to Section 16 of the Securities Act of 1934 (but in no event less than thirty (30) days following termination of service). If, however, the employee's Continuous Employment terminates by reason of the employee's death, to the extent that installments have vested and remain unexercised on the date of the employee's death, such vested Options of the deceased employee may be exercised at any time within one (1) year after the death of such employee, but in no event later than June 29, 2010, by (and only by) the person or persons to whom the deceased employee's rights under such Option shall have passed by will or by the laws of descent and distribution. However, if an employee holding an otherwise valid Option ceases to be in the Continuous Employment of the Company as a result of being disabled within the meaning of I.R.C. Section 22(e)(3), the employee may exercise such Option (to the extent that installments have vested and remain unexercised on the date of the employee's becoming disabled) within one (1) year of the employee's ceasing to be in the Continuous Employment of the Company by reason of such disability, subject to the same limitations as in the case of death.

               Options under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of an employee only by such employee. Nothing in the Plan shall be deemed to give any employee the right to be retained in employment by the Company or its subsidiaries for any period of time.


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        10.    MAXIMUM OPTIONS PER EMPLOYEE.

               If Options for stock having a Fair Market Value of more than One Hundred Thousand Dollars ($100,000.00) are granted to any one employee, the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options are exercisable for the first time by such employee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00) under all such plans of the employee's employer and its parent and subsidiary corporations. Fair Market Value shall be determined at the time the Options are granted.

        11.    AMENDMENT OR TERMINATION OF THE PLAN.

               11.1 The Board reserves the right to amend the Plan from time to time in such respects as the Board may deem advisable. Any such amendment of the Plan shall not affect Options already granted without the written consent of the Option holder. So long as no Board-adopted amendment reduces the exercise price below Fair Market Value for an Option or increases the number of shares subject to the Plan beyond that authorized in Paragraph 3, no further Shareholder ratification is necessary.

               11.2 The Board reserves the right, at any time, to terminate the Plan. Any such termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

        12.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

               12.1 Any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization or liquidation shall affect Option shares as it affects outstanding shares. If, after the date upon which an Option is issued, all or any portion of the Option is exercised subsequent to a stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization, or liquidation, as a result of which shares of any class of stock are issued in exchange for outstanding shares of Common Stock, or if shares of Common Stock shall be changed into any other number of shares of the same or another class or other classes of shares, the person or persons so exercising such Option shall receive, for the price payable upon the exercise of such Option, the aggregate number and the class of shares which such person or persons would be holding if the optioned shares had been purchased on the date the Option was granted and had not been disposed of prior to the date of exercise. Such person or persons shall pay the same aggregate price (on the basis of the price per share provided in the Option) that such person or persons would have paid at the time the Option was issued. However, no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

               12.2 In the event of any such change in the capitalization relating to Common Stock of the Company, the aggregate number and class of shares remaining available under the Plan shall be that number and class which a person, to whom an Option had been granted for all


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of the available shares under the Plan on the date preceding such change, would be entitled to receive as provided in this Paragraph 12.

        13.    AGREEMENT AND REPRESENTATIONS OF EMPLOYEE.

               As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant, in writing, at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

        14.    RESERVATION OF SHARES AND SECURITIES LAWS.

               The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Notwithstanding any other provisions of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock upon the exercise of any Option prior to fulfillment of all of the following conditions:

               14.1 SECURITIES EXCHANGE. The listing or approval for listing upon notice of issuance, of such shares on any securities exchange as may at the time be the market place for the Common Stock;

               14.2 QUALIFICATION. Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board or the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

               14.3 CONSENTS. The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Board or the Committee shall, in its absolute discretion upon the advice or counsel, determine to be necessary or advisable.

        15.    DEFINITIONS.

               As used herein, the following definitions shall apply:

               15.1 "Common Stock" shall mean Common Stock, without par value, of the Company.

               15.2 "Continuous Employment" shall mean employment without interruption, by any one or more of the Company, its parent, its subsidiaries, and its successor companies. Employment shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between payroll


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locations of the Company or among the Company, its parent, its subsidiaries, or its successor companies.

               15.3 "Fair Market Value" shall mean the value of one (1) share of Common Stock, determined as follows:

                       (i) If the Common Stock is not listed or admitted to trading on any stock exchange, the mean between the closing Bid and Asked price of the Common Stock in the over-the-counter market on the date of valuation, or,

                       (ii) If the Common Stock is listed or admitted to trading on any stock exchange, the closing sale price on the date of valuation on the principal stock exchange on which the Common Stock is then listed or admitted to trading.

               If no closing Bid and Asked price is quoted on such day, or if no sale takes place on such day on such principal exchange, as the case may be, then the closing Bid and Asked price on the over-the counter market on such day or, if none, the closing sale price of the Common Stock on such principal exchange on the next preceding day on which a sale occurred or a closing sale price was reported, as the case may be, shall be the Fair Market Value. During such times as there is not a market price available, the Fair Market Value shall be determined by the Board or the Committee in good faith, which determination shall be conclusive and binding on all interested parties.

               15.4 "Internal Revenue Code or I.R.C." shall mean the Internal Revenue Code of 1986, as amended.

               15.5 "Option" shall mean a stock option granted pursuant to the Plan.

               15.6    "Parent" shall mean a "parent corporation" as defined in
Section 424(e) and (g) of the Internal Revenue Code.

               15.7 "Shareholders" shall mean the holders of outstanding shares of the Company's Common, Series A Preferred, and Series B Preferred Stock.

               15.8 "Subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) and (g) of the Internal Revenue Code.


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               15.9    "Successor Company" means any company which acquires all
or substantially all of the stock or assets of the Company.

               Dated:  _______________, 1992

                               Certified a true and correct copy of the Plan by authority of the Board of the Company.

                               DELTAPOINT, INC.



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                               Cary D. Wyman, Secretary


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